Exhibit 2.5

REAL ESTATE MATTERS AGREEMENT

This Real Estate Matters Agreement (this “Agreement”) is entered into on October 31, 2015, 2015, by and between Hewlett-Packard Company, a Delaware corporation (“HP”), and Hewlett Packard Enterprise Company, a Delaware corporation (“Enterprise”).

R E C I T A L S:

WHEREAS, effective as of the Go Live Date and in accordance with the Separation and Distribution Agreement dated as of October 31, 2015 by and between the parties (the “Separation Agreement”), HP has transferred or will transfer to Enterprise, certain assets owned by HP but necessary to the Enterprise Business;

WHEREAS, effective as of the Go Live Date and in accordance with the Separation Agreement, Enterprise has transferred or will transfer to HP, certain assets owned by Enterprise but necessary to the HPI Business; and

WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms, as used herein, shall have the meanings stated below. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement.

(a) “Actual Completion Date” means, with respect to each Property, the date upon which completion of the transfer, assignment, lease or sublease of that Property actually takes place.

(b) “Additional Properties” means any leased or owned properties acquired by HP or Enterprise after the date of the Separation Agreement and before the Go Live Date.

(c) “Colocation Sites Spreadsheet” means the spreadsheet prepared by HP entitled “Colocation Sites” and attached as Schedule 2, as updated from time to time prior to the Go Live Date by mutual written agreement of the parties.

(d) “Enterprise Lease” means, in relation to each Enterprise Property, the lease(s) or sublease(s) or license(s) under which Enterprise or its applicable Subsidiary holds such Enterprise Property and any other supplemental document completed prior to the Actual Completion Date.

(e) “Enterprise Leased Properties” means those Properties identified as “Leased” by Enterprise and its Subsidiaries and listed in the Owned and Leased Properties Spreadsheet, which Properties are currently under lease by Enterprise (or its Subsidiaries) and will be transferred by lease assignment to HP (or its Subsidiaries) as of the Go Live Date.

(f) “Enterprise Leaseback Properties” means each of (a) those Enterprise Owned Properties identified as “Owned” by Enterprise identified in the “Leaseback Properties” column of the Owned and Leased Properties Spreadsheet, with respect to part of which HP is to grant a lease to Enterprise and (b) those Enterprise Leased Properties identified as “Leased” by Enterprise and identified in the “Leaseback Properties” column of the Owned and Leased Properties Spreadsheet, with respect to part of which HP is to sublease to Enterprise. Enterprise Leaseback Properties will be transferred through deed transfer or lease assignment (as applicable) by Enterprise (or its Subsidiaries) to HP (or its Subsidiaries) and a portion of which will then be leased or subleased (as applicable) back to Enterprise (or its Subsidiaries) as of the Go Live Date.

(g) “Enterprise New Lease Properties” means those Properties identified as “Owned” by Enterprise and its Subsidiaries and listed in the “Sublease and New Lease Properties” area of the Colocation Sites Spreadsheet, which Properties are currently owned by Enterprise (or its Subsidiaries) and a portion of which will be leased to HP (or its Subsidiaries) as of the Go Live Date.

(h) “Enterprise Owned Properties” means those Properties identified as “Owned” by Enterprise and its Subsidiaries and listed in the Owned and Leased Properties Spreadsheet, which Properties are currently owned by Enterprise (or its Subsidiaries) and will transfer by deed to HP (or its Subsidiaries) as of the Go Live Date.

(i) “Enterprise Property” means the Enterprise Owned Properties, the Enterprise Leased Properties, the Enterprise Sublease Properties, the Enterprise New Lease Properties and the Enterprise Leaseback Properties.

(j) “Enterprise Sublease Property” means those Properties identified as “Leased” by Enterprise and its Subsidiaries and listed in the “Sublease and New Lease Properties” area of the Colocation Sites Spreadsheet, which Properties are currently leased by Enterprise (or its Subsidiaries) and a portion of which will be subleased to HP (or its Subsidiaries) as of the Go Live Date.

(k) “Go Live Date” means (i) August 1, 2015, with respect to the countries listed on Schedule 3A, (ii) September 1, 2015, with respect to the countries listed on Schedule 3B and (iii) November 1, 2015, with respect to the countries listed on Schedule 3C.

(l) “HP Lease” means, in relation to each Property, the lease(s) or sublease(s) or license(s) under which HP or its applicable Subsidiary holds such Property and any other supplemental document completed prior to the Actual Completion Date.

(m) “Landlord” means the landlord or sublandlord under a HP Lease or Enterprise Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord or sublandlord under such HP Lease or Enterprise Lease.

(n) “Lease Assignment Form” means the form lease assignment attached hereto as Exhibit 2.

(o) “Lease Consents” means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to Enterprise or HP, as applicable, or to sublease the Sublease Properties to Enterprise or HP, as applicable or to sublease the Leaseback Properties to HP or Enterprise, as applicable.

(p) “Lease Form” means the form lease attached hereto as Exhibit 3.

(q) “Leaseback Properties” means each of (a) those Owned Properties identified as “Owned” by HP and identified in the “Leaseback Properties” column of the Owned and Leased Properties Spreadsheet, with respect to part of which Enterprise is to grant a lease to HP and (b) those Leased Properties identified as “Leased” by HP and identified in the “Leaseback Properties” column of the Owned and Leased Properties Spreadsheet, with respect to part of which Enterprise is to sublease to HP. Leaseback Properties will be transferred through deed transfer or lease assignment (as applicable) by HP (or its Subsidiaries) to Enterprise (or its Subsidiaries) and a portion of which will then be leased or subleased (as applicable) back to HP (or its Subsidiaries) as of the Go Live Date.

(r) “Leased Properties” means those Properties identified as “Leased” by HP and its Subsidiaries (other than Enterprise and Enterprise’s Subsidiaries) and listed in the Owned and Leased Properties Spreadsheet, which Properties are currently under lease by HP (or its Subsidiaries) and will be transferred by lease assignment to Enterprise (or its Subsidiaries) as of the Go Live Date.

(s) “New Lease Properties” means those Properties identified as “Owned” by HP and its Subsidiaries (other than Enterprise and Enterprise’s Subsidiaries) and listed in the “Sublease and New Lease Properties” area of the Colocation Sites Spreadsheet, which Properties are currently owned by HP (or its Subsidiaries) and a portion of which will be leased to Enterprise (or its Subsidiaries) as of the Go Live Date.

(t) “Owned and Leased Properties Spreadsheet” means the spreadsheet prepared by HP entitled “Owned & Leased Properties to be Transferred” and attached as Schedule 1, as updated from time to time prior to the Go Live Date by mutual written agreement of the parties.

(u) “Owned Properties” means those Properties identified as “Owned” by HP and its Subsidiaries (other than Enterprise and Enterprise’s Subsidiaries) and listed in the Owned and Leased Properties Spreadsheet, which Properties are currently owned by HP (or its Subsidiaries) and will transfer by deed to Enterprise (or its Subsidiaries) as of the Go Live Date.

(v) “Property” means the Owned Properties, the Leased Properties, the Sublease Properties, the New Lease Properties, the Leaseback Properties, the Additional Properties, and the Enterprise Properties.

(w) “Real Estate Services” means any services relating to the occupation or use of a Property or the carrying out of either the Enterprise Business or HP’s other businesses at a Property, including, without limitation, cleaning, garbage disposal, repair, maintenance, receptionist services, utilities, mail delivery, copying and facsimile services.

(x) “Relevant Leases” means those of HP Leases or Enterprise Lease with respect to which the Landlord’s consent is required for assignment or sublease to a third party or which prohibit assignments or subleases.

(y) “Retained Parts” means each of those parts of (i) the Owned Properties and the Leased Properties which, following transfer or assignment to Enterprise, are intended to be leased or subleased to HP, (ii) the Enterprise Owned Properties and the Enterprise Leased Properties which, following the Go Live Date, are intended to be leased or subleased to Enterprise and (iii) those parts of the Sublease Properties and the New Lease Properties which will not, and which are not intended to, be leased or subleased to Enterprise in accordance with this Agreement.

(z) “Sublease Form” means the form sublease attached hereto as Exhibit 4.

(aa) “Sublease Property” means those Properties identified as “Leased” by HP and listed in the “Sublease and New Lease Properties” area of the Colocation Sites Spreadsheet, which Properties are currently leased by HP (or its Subsidiaries) and a portion of which will be subleased to Enterprise (or its Subsidiaries) as of the Go Live Date.

ARTICLE II

PROPERTY IN THE UNITED STATES

Section 2.1 Owned Property.

(a) HP shall convey or cause its applicable Subsidiary to convey each of the Owned Properties (together with all rights and easements appurtenant thereto) to Enterprise or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such conveyance shall be completed on the Go Live Date.

(b) Subject to the completion of the conveyance to Enterprise or its applicable Subsidiary of the relevant Owned Property, with respect to each Owned Property which is a Leaseback Property, Enterprise shall grant to HP or its applicable Subsidiary a lease of that part of the relevant Owned Property identified in the Colocation Sites Spreadsheet and HP or its applicable Subsidiary shall accept the same. Such lease shall be completed immediately following completion of the transfer of the relevant Owned Property to Enterprise or its applicable Subsidiary.

Section 2.2 Enterprise Owned Property.

(a) Enterprise shall convey or cause its applicable Subsidiary to convey each of the Enterprise Owned Properties (together with all rights and easements appurtenant thereto)

to HP or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such conveyance shall be completed on the Go Live Date.

(b) Subject to the completion of the conveyance to HP or its applicable Subsidiary of the relevant Enterprise Owned Property, with respect to each Enterprise Owned Property which is a Enterprise Leaseback Property, HP shall grant to Enterprise or its applicable Subsidiary a lease of that part of the relevant Enterprise Owned Property identified in the Colocation Sites Spreadsheet and Enterprise or its applicable Subsidiary shall accept the same. Such lease shall be completed immediately following completion of the transfer of the relevant Enterprise Owned Property to HP or its applicable Subsidiary.

Section 2.3 Leased Property.

(a) HP shall assign or cause its applicable Subsidiary to assign, and Enterprise or its applicable Subsidiary shall accept and assume, HP’s or its Subsidiary’s interest in the Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such assignment shall be completed on the later of: (i) the Go Live Date; and (ii) the earlier of (A) the tenth (10th) business day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 2.12(a) below.

(b) Subject to the completion of the assignment to Enterprise or its applicable Subsidiary of the relevant Leased Property, with respect to each Leased Property which is also a Leaseback Property, Enterprise or its applicable Subsidiary shall grant to HP or its applicable Subsidiary a sublease of that part of the relevant Leased Property identified in the Colocation Sites Spreadsheet and HP or its applicable Subsidiary shall accept the same. Such sublease shall be completed immediately following completion of the transfer of the relevant Leased Property to Enterprise or its applicable Subsidiary.

Section 2.4 Enterprise Leased Property.

(a) Enterprise shall assign or cause its applicable Subsidiary to assign, and HP or its applicable Subsidiary shall accept and assume, Enterprise’s or its Subsidiary’s interest in the Enterprise Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such assignment shall be completed on the later of: (i) the Go Live Date; and (ii) the earlier of (A) the tenth (10th) business day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 2.12(a) below.

(b) Subject to the completion of the assignment to HP or its applicable Subsidiary of the relevant Enterprise Leased Property, with respect to each Enterprise Leased Property which is also a Enterprise Leaseback Property, HP or its applicable Subsidiary shall grant to Enterprise or its applicable Subsidiary a sublease of that part of the relevant Enterprise

Leased Property identified in the Colocation Sites Spreadsheet and Enterprise or its applicable Subsidiary shall accept the same. Such sublease shall be completed immediately following completion of the transfer of the relevant Enterprise Leased Property to HP or its applicable Subsidiary.

Section 2.5 Sublease Properties.

(a) HP shall grant or cause its applicable Subsidiary to grant to Enterprise or its applicable Subsidiary a sublease of that part of the relevant Sublease Property identified in the Colocation Sites Spreadsheet and Enterprise or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such sublease shall be completed on the later of: (a) the Go Live Date; and (b) the earlier of (i) the tenth (10th) business day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 2.12(a) below.

Section 2.6 Enterprise Sublease Properties.

(a) Enterprise shall grant or cause its applicable Subsidiary to grant to HP or its applicable Subsidiary a sublease of that part of the relevant Enterprise Sublease Property identified in the Colocation Sites Spreadsheet and HP or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such sublease shall be completed on the later of: (a) the Go Live Date; and (b) the earlier of (i) the tenth (10th) business day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 2.12(a) below.

Section 2.7 New Lease Properties.

(a) HP shall grant or cause its applicable Subsidiary to grant to Enterprise or its applicable Subsidiary a lease of those parts of the New Lease Properties identified in the Colocation Sites Spreadsheet and Enterprise or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such lease shall be completed on the Go Live Date.

Section 2.8 Enterprise New Lease Properties.

(a) Enterprise shall grant or cause its applicable Subsidiary to grant to HP or its applicable Subsidiary a lease of those parts of the Enterprise New Lease Properties identified in the Colocation Sites Spreadsheet and HP or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such lease shall be completed on the Go Live Date.

Section 2.9 Obtaining the Lease Consents.

(a) Except with respect to any Properties which the parties agree should be dealt with by the Service Level Agreements referred to in Section 2.16 below, HP and Enterprise confirm that, with respect to each Leased Property, Enterprise Leased Property, Sublease Property, Leaseback Property which is a Leased Property, Enterprise Sublease Property and Enterprise Leaseback Property which is a Enterprise Leased Property, to the extent required by the Relevant Lease, an application has been made or will be made by the Go Live Date to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement. For purposes of this Section 2.9, (i) for any Property requiring Landlord Consent that the tenant/subtenant/licensee prior to the Go Live Date is HP or its Subsidiaries (other than Enterprise and its Subsidiaries), HP will have primary responsibility for requesting, negotiating and obtaining the Lease Consent and (ii) for any Property requiring Landlord Consent that the tenant/subtenant/licensee prior to the Go Live Date is Enterprise or its Subsidiaries, Enterprise will have primary responsibility for requesting, negotiating and obtaining the Lease Consent (each party having primary responsibility of a Relevant Lease being the “Responsible Party”).

(b) HP and Enterprise will each use their reasonable commercial efforts to obtain the Lease Consents, but the Responsible Party shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall the Responsible Party be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent.

(c) Enterprise and HP will promptly satisfy the lawful requirements of the Landlord, and HP and Enterprise, as applicable will take all steps to assist the Responsible Party in obtaining the Lease Consents, including, without limitation:

(i) if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant’s obligations contained in the Relevant Lease throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

(ii) if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Enterprise or HP, as applicable, or its applicable Subsidiary as tenant under the Relevant Lease, and otherwise taking all steps which are necessary and which Enterprise or HP, as applicable, is capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained; and

(iii) using all reasonable commercial efforts to assist the Responsible Party with obtaining the Landlord’s consent to the release of any guarantee, surety or other security which Responsible Party or its Subsidiary may have previously provided to the Landlord and, if required, offering the same or equivalent security to the Landlord in order to obtain such release.

Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 2.9(c)(ii) above, Enterprise or HP, as applicable, shall not be required to obtain a release of any obligation entered into by the Responsible Party or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Enterprise or HP, as applicable, shall not communicate directly with any of the Landlords for which it is not the Responsible Party unless Enterprise or HP, as applicable, can show the Responsible Party reasonable grounds for doing so.

(d) If, with respect to any Leased Properties, HP and Enterprise are unable to obtain a release by the Landlord of any guarantee, surety or other security which the Responsible Party or its Subsidiary has previously provided to the Landlord, Enterprise or HP, as applicable, shall indemnify, defend, protect and hold harmless the Responsible Party and its Subsidiary from and after the Go Live Date against all losses, costs, claims, damages, or liabilities incurred by the Responsible Party or its Subsidiary as a result of such guarantee, surety or other security.

Section 2.10 Occupation by Enterprise.

(a) Subject to compliance with Section 2.10(b) below, in the event that the Actual Completion Date for any Owned Property, New Lease Property, Leased Property or Sublease Property does not occur on the Go Live Date, Enterprise shall, commencing on the Go Live Date, be entitled to occupy and receive the rental income from the relevant Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in the HP Lease (as to Leased Properties), upon the terms and conditions contained in the Sublease Form (as to Sublease Properties) or upon the terms and conditions contained in the Lease Form (as to Owned Properties and New Lease Properties). Such license shall not be revocable prior to the date for completion as provided in Sections 2.1(a), 2.3(a) or 2.5(a) unless an enforcement action or forfeiture by the relevant Landlord due to Enterprise’s occupation of the Property constituting a breach of the HP Lease cannot, in the reasonable opinion of HP, be avoided other than by requiring Enterprise to immediately vacate the relevant Property, in which case HP may by notice to Enterprise immediately require Enterprise to vacate the relevant Property. Enterprise will be responsible for all costs, expenses and liabilities incurred by HP or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by HP or its Subsidiary as a result of any enforcement action taken by the Landlord against HP or its Subsidiary with respect to any breach by HP or its Subsidiary of the Relevant Lease in permitting Enterprise to so occupy the Property without obtaining the required Lease Consent, for which HP or its Subsidiary shall be solely responsible. Enterprise shall not be entitled to make any claim or demand against, or obtain reimbursement from, HP or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Enterprise as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Enterprise.

(b) In the event that the Actual Completion Date for any Owned Property, New Lease Property, Leased Property or Sublease Property does not occur on the Go Live Date, whether or not Enterprise occupies a Property as licensee as provided in Section 2.10(a) above, Enterprise shall, effective as of the Go Live Date, (i) pay HP all rents, service charges, insurance premiums and other sums payable by HP or its applicable Subsidiary under any Relevant Lease (as to Leased Properties), under the Lease Form (as to Owned Properties or New Lease Properties) or under the Sublease Form (as to Sublease Properties), (ii) observe the tenant’s covenants, obligations and conditions contained in the HP Lease (as to Leased Properties) or in the Sublease Form (as to Sublease Properties) and (iii) indemnify, defend, protect and hold harmless HP and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Enterprise.

(c) HP shall supply promptly to Enterprise copies of all invoices, demands, notices and other communications received by HP or its or its applicable Subsidiaries or agents in connection with any of the matters for which Enterprise may be liable to make any payment or perform any obligation pursuant to Section 2.10(b), and shall, at Enterprise’s cost, take any steps and pass on any objections which Enterprise may have in connection with any such matters. Enterprise shall promptly supply to HP any notices, demands, invoices and other communications received by Enterprise or its agents from any Landlord while Enterprise occupies any Property without the relevant Lease Consent.

Section 2.11 Occupation by HP.

(a) Subject to compliance with Section 2.11(b) below, in the event that the Actual Completion Date for any Enterprise Owned Property, Enterprise New Lease Property, Enterprise Leased Property or Enterprise Sublease Property does not occur on the Go Live Date, HP shall, commencing on the Go Live Date, be entitled to occupy and receive the rental income from the relevant Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in the Enterprise Lease (as to Enterprise Leased Properties) or upon the terms and conditions contained in the Sublease Form (as to Enterprise Sublease Properties) or upon the terms and conditions contained in the Lease Form (as to Enterprise Owned Properties or Enterprise New Lease Properties). Such license shall not be revocable prior to the date for completion as provided in Sections 2.2(a), 2.4(a) or 2.6(a) unless an enforcement action or forfeiture by the relevant Landlord due to HP’s occupation of the Property constituting a breach of the Enterprise Lease cannot, in the reasonable opinion of Enterprise, be avoided other than by requiring HP to immediately vacate the relevant Property, in which case Enterprise may by notice to HP immediately require HP to vacate the relevant Property. HP will be responsible for all costs, expenses and liabilities incurred by Enterprise or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by Enterprise or its Subsidiary as a result of any enforcement action taken by the Landlord against Enterprise or its Subsidiary with respect to any breach by Enterprise or its Subsidiary of the Relevant Lease in permitting HP to so occupy the Property without obtaining the required Lease Consent, for which Enterprise or its Subsidiary shall be solely responsible. HP shall not be entitled to make any claim or demand against, or obtain reimbursement from, Enterprise or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by HP as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against HP.

(b) In the event that the Actual Completion Date for any Enterprise Owned Property, Enterprise New Lease Property, Enterprise Leased Property or Enterprise Sublease Property does not occur on the Go Live Date, whether or not HP occupies a Property as licensee as provided in Section 2.11(a) above, HP shall, effective as of the Go Live Date, (i) pay Enterprise all rents, service charges, insurance premiums and other sums payable by Enterprise or its applicable Subsidiary under any Relevant Lease (as to Enterprise Leased Properties), under the Lease Form (as to Enterprise Owned Properties or Enterprise New Lease Properties) or under the Sublease Form (as to Enterprise Sublease Properties), (ii) observe the tenant’s covenants, obligations and conditions contained in the Enterprise Lease (as to Enterprise Leased Properties) or in the Sublease Form (as to Enterprise Sublease Properties) and (iii) indemnify, defend, protect and hold harmless Enterprise and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by HP.

(c) Enterprise shall supply promptly to HP copies of all invoices, demands, notices and other communications received by Enterprise or its or its applicable Subsidiaries or agents in connection with any of the matters for which HP may be liable to make any payment or perform any obligation pursuant to Section 2.11(b), and shall, at HP’s cost, take any steps and pass on any objections which HP may have in connection with any such matters. HP shall promptly supply to Enterprise any notices, demands, invoices and other communications received by HP or its agents from any Landlord while HP occupies any Property without the relevant Lease Consent.

Section 2.12 Obligation to Complete.

(a) If, with respect to any Leased Property, Enterprise Leased Property, Sublease Property or Enterprise Sublease Property, at any time the relevant Lease Consent is formally and unconditionally refused in writing, HP and Enterprise shall commence good faith negotiations and use commercially reasonable efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the number of employees of each party at the applicable Property, the value of assets associated with each business, the cost to relocate, and the potential risk and liability to each party in the event an enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of both parties and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party. If the parties are unable to agree upon an allocation of the Property within fifteen (15) days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of both parties. In such event, the Chief Financial Officers shall use commercially reasonable efforts to determine the allocation of the Property, including having a meeting or telephone conference within ten (10) days thereafter. If the parties are unable to agree upon the allocation of an applicable Property within fifteen (15) days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in subparts (b) and (c) of this section below.

(b) If, with respect to any Leased Property or Enterprise Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 2.12(a), the Responsible Party may by written notice to the other party elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to the other party for the remainder of the Relevant Lease term less one (1) day at a rent equal to the rent from time to time under the

Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If the Responsible Party makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 2.10 and 2.11, as applicable, will apply and, on the grant of the Lease Consent required to sublease the Property in question, the Responsible Party shall sublease or cause its applicable Subsidiary to sublease to the other party or its Subsidiary the relevant Property in accordance with Section 2.5.

(c) If the parties are unable to agree upon the allocation of a Property as set forth in Section 2.12(a) and the Responsible Party does not make an election pursuant to Section 2.12(b) above, the Responsible Party may elect by written notice to the other party to require the other party to vacate the relevant Property immediately or by such other date as may be specified in the notice served by the Responsible Party (the “Notice Date”), in which case the other party shall vacate the relevant Property on the Notice Date but shall indemnify the Responsible Party and its applicable Subsidiary from and against all costs, claims, losses, liabilities and damages in relation to the relevant Property arising from and including the Go Live Date to and including the later of the Notice Date and date on which such other party vacates the relevant Property, except for any costs, losses, damages, claims and liabilities incurred by the Responsible Party or its Subsidiary with respect to any enforcement action taken by the Landlord against the Responsible Party or its Subsidiary with respect to any breach by the Responsible Party or its Subsidiary of the Relevant Lease in permitting the other party to so occupy the Property without obtaining the required Lease Consent. The other party shall not be entitled to make any claim or demand against or obtain reimbursement from the Responsible Party or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by the other party as a consequence of being obliged to vacate the Property or obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against the other party.

Section 2.13 Form of Transfer.

(a) The transfer or assignment to Enterprise of each relevant Owned Property and Leased Property or to HP of each relevant Enterprise Owned Property and Enterprise Leased Property shall be in substantially the form attached in Exhibit 1, with such amendments as are reasonably required by HP or Enterprise, respectively, with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Enterprise or HP, respectively, contained in the relevant Lease Consent or any other document which Enterprise or HP, respectively, is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by Enterprise or HP, respectively, and any guarantor or surety of Enterprise’s or HP’s, respectively, obligations of direct obligations to HP or Enterprise, respectively, or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject.

(b) The subleases to be granted to Enterprise or HP with respect to the relevant Sublease Properties or Enterprise Sublease Property shall be substantially in the form of the Sublease Form and shall include such amendments which in the reasonable opinion of HP are necessary with respect to a particular Property or the relevant Lease Consent. Such amendments shall be submitted to Enterprise for approval, which approval shall not be unreasonably withheld or delayed.

(c) The leases and subleases to be granted by Enterprise to HP with respect to the Leaseback Properties or by HP to Enterprise with respect to the Enterprise Leaseback Properties shall be substantially in the form of the Lease Form or the Sublease Form, as applicable, with such amendments as are, in the reasonable opinion of HP, necessary with respect to a particular Property. Such amendments shall be submitted to Enterprise for approval, which approval shall not be unreasonably withheld or delayed.

(d) The leases to be granted to Enterprise with respect to the New Lease Properties or to HP with respect to the Enterprise New Lease Properties shall be substantially in the form of the Lease Form and shall include such amendments which in the reasonable opinion of HP are necessary with respect to a particular Property. Such amendments shall be submitted to Enterprise for approval, which approval shall not be unreasonably withheld or delayed.

(e) HP and Enterprise agree that to the extent either party desires to pursue the separation of the master lease to a Sublease Property, Enterprise Sublease Property, Leaseback Property that is a Leased Property or Enterprise Leaseback Property Enterprise Leased Property instead of pursuing a sublease, the other party will cooperate in such separation of master lease; provided that all costs relating thereto will be the sole responsibility of the party requesting the separation of the master lease. To the extent that the parties pursue separation of a master lease rather than a sublease but such separation of master lease has not occurred by the Go Live Date, HP and Enterprise will equitably share the space and cost of the space, pursuant to the process described in Sections 2.10 and 2.11 for Sublease Properties and Enterprise Sublease Properties, respectively, that have not yet received Landlord consent.

Section 2.14 Casualty; Lease Termination.

(a) The parties hereto shall grant and accept transfers, assignments, leases or subleases of the Properties as described in this Agreement, regardless of any casualty damage or other change in the condition of the Properties. In addition, in the event that a HP Lease with respect to a Leased Property or a Sublease Property or a Enterprise Lease with respect to a Enterprise Leased Property or a Enterprise Sublease Property is terminated prior to the Go Live Date, (a) HP and Enterprise, respectively, shall not be required to assign or sublease such Property, (b) Enterprise and HP, respectively, shall not be required to accept an assignment or sublease of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.

Section 2.15 Fixtures and Fittings.

(a) The provisions of the Separation Agreement and the other Transaction Documents shall apply to any equipment, office equipment, trade fixtures, furniture and any other personal property located at each Property (excluding any equipment, office equipment, trade fixtures, furniture and any other personal property owned by third parties).

Section 2.16 Services.

(a) As necessary, HP and Enterprise each agree that, on or about the Go Live Date, they shall each enter into a facility services agreement (a “Service Level Agreement”) with the other whereby, with respect to any of the Sublease Properties, the New Lease Properties and

the Leaseback Properties, each party shall agree to supply to, or perform for the benefit of, the other party (and the other party shall accept) such Real Estate Services as each party currently supplies to or performs for the benefit of the other with respect to such Properties, on the same terms and conditions as currently apply, and at the cost and other terms as set forth in the Service Level Agreements.

(b) Notwithstanding anything to the contrary herein, the parties agree and acknowledge that there may be circumstances in which the parties mutually agree that a formal lease or sublease will not be entered into in order to establish shared occupancy of a Property, in which case such occupancy shall be (and the Service Level Agreement referenced in Section 2.16(a) above shall provide that the applicable party may occupy the relevant Property on a temporary basis) on the relevant terms and conditions set forth in the Lease Form or the Sublease Form, as applicable.

Section 2.17 Adjustments.

(a) HP and Enterprise each acknowledge and agree that Additional Properties may be acquired by HP or Enterprise prior to the Go Live Date. Such Additional Properties shall be treated hereunder as Owned Properties, Leased Properties, Sublease Properties, New Lease Properties and/or Leaseback Properties or Enterprise Owned Properties, Enterprise Leased Properties, Enterprise Sublease Properties, Enterprise New Lease Properties and/or Enterprise Leaseback Properties by mutual agreement of the parties based on whether the Additional Property was acquired by or for the Enterprise Business or HP’s other businesses. In the event that the parties are unable to agree by the Go Live Date as to how any Additional Property is to be treated, the matter shall be determined in accordance with the procedure set forth in Section 2.12(a) above. In the event that the parties are unable to agree within ten (10) business days of the Go Live Date as to the allocation of an Additional Property, the matter in dispute shall be determined in accordance with the following guidelines:

(i) Properties which are occupied as to fifty percent (50%) or more of the total area for the purposes of the Enterprise Business shall be treated as Owned Properties, Leased Properties, Enterprise Sublease Properties or Enterprise New Lease Properties (as appropriate) and the part which is not occupied by the Enterprise Business or a third party shall be treated as a Leaseback Property, if applicable; and

(ii) Properties which are occupied as to less than fifty percent (50%) for the purposes of the Enterprise Business shall be treated as Enterprise Owned Properties, Enterprise Leased Properties, Sublease Properties or New Lease Properties (as appropriate) and the part which is occupied by the Enterprise Business or a third party shall be treated as a Enterprise Leaseback Property, if applicable.

(b) Following agreement or determination with respect to the Additional Properties, the parties shall enter into and complete all such documents as may be required to give effect to such agreement or determination.

(c) HP and Enterprise each acknowledge and agree that their respective requirements with regard to each of the Properties may alter between the date of this Agreement and the Go Live Date, in which case the parties may mutually agree in writing to re-characterize the relevant Property as an Owned Property, Leased Property, Sublease Property, New Lease Property and/or Leaseback Property or Enterprise Owned Property, Enterprise Leased Property, Enterprise Sublease Property, Enterprise New Lease Property and/or Enterprise Leaseback Property, as appropriate.

Section 2.18 Costs.

(a) The Responsible Party shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord’s consent fees and attorneys’ fees and any costs and expenses relating to re-negotiation of HP Leases and Enterprise Leases, as applicable. The owner of the relevant Property shall also pay all reasonable costs and expenses in connection with the transfer of the Property, including title insurance premiums, escrow fees, recording fees, and any transfer taxes arising as a result of the transfers.

Section 2.19 Signing and Ratification.

(a) HP and Enterprise hereby ratify and authorize all signatures to any document entered into in connection with this Agreement by HP and Enterprise, or each’s respective Subsidiaries, and the parties agree that to the extent any challenges arise to the authority of any such signature from and after the date hereof, HP and Enterprise will cooperate to ratify such signatures and prepare any corporate authorizations or resolutions necessary therefor.

ARTICLE III

PROPERTY OUTSIDE THE UNITED STATES

With respect to each of the Properties located outside the United States listed in the Owned and Leased Property Spreadsheet and the Colocation Sites Spreadsheet, as well as any additional properties acquired by HP, Enterprise or a Subsidiary prior to the Go Live Date, HP and Enterprise will use the appropriate form document attached hereto, translated into the local language, if customary under local practice, and modified to comply with local legal requirements to cause the appropriate transfers, assignments, leases, subleases licenses or leasebacks to occur. Such transfers, assignments, leases, subleases licenses or leasebacks shall, so far as the law in the jurisdiction in which such property is located permits, be on the same terms and conditions as provided in Article II of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of such local agreements, the terms of the local agreements shall prevail.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Entire Agreement. This Agreement, the Separation Agreement, the other Transaction Documents and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Notwithstanding the foregoing, the applicable Property transfers shall be performed in accordance with the laws of the jurisdiction in which the applicable Property is located.

Section 4.3 Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) upon delivery of e-mail (with delivery receipt confirmation requested) provided that a hard copy of the notice is sent via overnight delivery, (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party’s General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

Section 4.4 Parties in Interest. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 4.5 Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 4.6 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto. The Schedules and/or Exhibits attached hereto or referred to herein are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein.

Section 4.7 Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.8 Failure or Indulgence Not Waiver. No failure or delay on the part of any party hereto in the exercise of right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

Section 4.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

Section 4.10 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.11 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

Section 4.12 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, to the extent not specified in this Agreement, shall be resolved in accordance with the Separation Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto have caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

HEWLETT-PACKARD COMPANY, a Delaware corporation

By:	/s/ Robyn DeLane Walker
Name: Robyn DeLane Walker
Title: Real Estate Strategy & Transactions Manager (Interim)

HEWLETT PACKARD ENTERPRISE COMPANY, a Delaware corporation

By:	/s/ William Roberts
Name: William Roberts
Title: VP, Real Estate Strategy & Transactions

Signature Page to Real Estate Matters Agreement